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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-48560 on Form S-8, in Registration Statement No. 33-46993 on Form S-8 and in Registration Statement No. 333-59759 on Form S-8 of Lechters, Inc. and subsidiaries of our report dated March 24, 1999, appearing in this Annual Report on Form 10-K of Lechters Inc. and subsidiaries for the year ended January 30, 1999.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 27, 1999